American Balanced Fund, Inc.
One Market, Steuart Tower, Suite 1800
San Francisco, California 94105

Phone (415) 421-9360
Fax (415) 393-7140

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$1,061,925
Class B	$109,514
Class C	$125,087
Class F-1	$37,856
Class F-2	$396
Total	$1,334,778
Class 529-A	$38,098
Class 529-B	$7,115
Class 529-C	$11,922
Class 529-E	$2,171
Class 529-F-1	$1,175
Class R-1	$2,541
Class R-2	$24,881
Class R-3	$77,781
Class R-4	$54,862
Class R-5	$47,145
Total	$267,691

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.5400
Class B	$0.4101
Class C	$0.4034
Class F-1	$0.5403
Class F-2	$0.2843
Class 529-A	$0.5275
Class 529-B	$0.3926
Class 529-C	$0.3935
Class 529-E	$0.4789
Class 529-F-1	$0.5638
Class R-1	$0.4130
Class R-2	$0.4045
Class R-3	$0.4906
Class R-4	$0.5336
Class R-5	$0.5846

Item 73B
Distribution of capital gains

Share Class	Per Share Distribution of Capital Gains
Class A	$0.140
Class B	$0.140
Class C	$0.140
Class F-1	$0.140
Class F-2	-
Class 529-A	$0.140
Class 529-B	$0.140
Class 529-C	$0.140
Class 529-E	$0.140
Class 529-F-1	$0.140
Class R-1	$0.140
Class R-2	$0.140
Class R-3	$0.140
Class R-4	$0.140
Class R-5	$0.140

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,957,411
Class B	251,612
Class C	300,866
Class F-1	68,643
Class F-2	2,833
Total	2,581,365
Class 529-A	74,838
Class 529-B	18,255
Class 529-C	30,531
Class 529-E	4,699
Class 529-F-1	2,242
Class R-1	6,498
Class R-2	62,316
Class R-3	142,672
Class R-4	101,362
Class R-5	102,828
Total	546,241

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$13.78
Class B	$13.73
Class C	$13.72
Class F-1	$13.78
Class F-2	$13.78
Class 529-A	$13.77
Class 529-B	$13.76
Class 529-C	$13.76
Class 529-E	$13.76
Class 529-F-1	$13.76
Class R-1	$13.71
Class R-2	$13.72
Class R-3	$13.73
Class R-4	$13.76
Class R-5	$13.79